Exhibit 4

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: December 18, 2024	EVGO HOLDINGS, LLC

	By:	/s/ Jeffrey Wade
Name: Jeffrey Wade
Title: Chief Compliance Officer

Dated: December 18, 2024	EVGO MEMBER HOLDINGS, LLC

	By:	/s/ Jeffrey Wade
Name: Jeffrey Wade
Title: Chief Compliance Officer

Dated: December 18, 2024	LS POWER EQUITY PARTNERS IV, L.P.

		By:	LS Power Partners IV, LP,
its general partner

	By:	LS Power Fund IV GP, LLC, its general partner

		By:	/s/ Jeffrey Wade
Name: Jeffrey Wade
Title: Chief Compliance Officer

Dated: December 18, 2024	LS POWER PARTNERS IV, L.P.

	By:	LS Power Fund IV GP, LLC,
its general partner

By:	/s/ Jeffrey Wade
Name: Jeffrey Wade
Title: Chief Compliance Officer

Dated: December 18, 2024	LS POWER FUND IV GP, LLC

	By:	/s/ Jeffrey Wade
Name: Jeffrey Wade
Title: Chief Compliance Officer

Dated: December 18, 2024	LS POWER EQUITY ADVISORS, LLC

	By:	/s/ Jeffrey Wade
Name: Jeffrey Wade
Title: Chief Compliance Officer

Dated: December 18, 2024	/s/ David Nanus
David Nanus

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